UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

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☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
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☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

rVue Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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rVue Holdings, Inc.
100 NE 3rd Avenue, Suite 200
Ft. Lauderdale, Florida 33301

July [●], 2011

Dear Fellow rVue Stockholder:

We are pleased to invite you to join us at the 2011 Annual Meeting of Stockholders of rVue Holdings, Inc. to be held at 10:00 a.m. Eastern Standard Time on August 30, 2011 at the Fort Lauderdale Business Suites, located at 101 NE 3rd Avenue, Suite 1500, Fort Lauderdale, FL 33301.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. We also will report on our progress and provide an opportunity for you to ask questions of general interest.

The Board of Directors recommends that you vote FOR all of the proposals discussed in the accompanying proxy statement.

Whether you own a few or many shares of rVue stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

We look forward to seeing you on August 30, 2011 in Fort Lauderdale.

Sincerely, /s/ Jason Kates Jason Kates Chief Executive Officer and President

rVue Holdings, Inc.
100 NE 3rd Avenue, Suite 200
Ft. Lauderdale, Florida 33301

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of rVue Holdings, Inc.:

The 2011 Annual Meeting of Stockholders of rVue Holdings Inc. will be held at 10:00 a.m. Eastern Standard Time on August 30, 2011 at the Fort Lauderdale Business Suites, located at 101 NE 3rd Avenue, Suite 1500, Fort Lauderdale, FL 33301 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect members to our Board of Directors to hold office for one-year terms or until their successors are duly elected and qualified;

2.	To amend the Company’s Amended and Restated Articles of Incorporation to grant the Board of Directors exclusive authority to adopt, amend or repeal the Company’s Bylaws;

3.	To amend the Company’s Amended and Restated Articles of Incorporation to expand the indemnification and limit the personal liability of members of our Board of Directors;

4.	To amend the Company’s Amended and Restated Articles of Incorporation to restrict the voting rights of persons attempting to acquire control of the Company;

5.	To amend the Company’s Amended and Restated Articles of Incorporation to limit certain transactions with significant stockholders;

6.	To approve an amendment to our 2010 Equity Incentive Plan increasing the shares available for grant; and

7.	To ratify the appointment of RubinBrown LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

Only stockholders of record as of 5:00 p.m. Eastern Standard Time on July 25, 2011, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 30, 2011: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT www.proxyease.com/rvue/2011.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 9:00 a.m.  Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.  If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided.  Your vote is very important.

By the Order of the Board of Directors

/s/ David Loppert
David Loppert
Chief Financial Officer, Secretary and Treasurer

Dated: July [•], 2011

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience by returning the enclosed proxy card.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares will save rVue the expenses and extra work of additional solicitation.  An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.  Your vote is important, so please act today!

PROXY STATEMENT

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of rVue Holdings, Inc. (“rVue” or the “Company”) for use at our 2011 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m. Eastern Standard Time, on August 30, 2011 at the Fort Lauderdale Business Suites, located at 101 NE 3rd Avenue, Suite 1500, Fort Lauderdale, Florida 33301.

Only stockholders of record as of 5:00 p.m. Eastern Standard Time on July 25, 2011 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were [•] shares of rVue common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about July [•], 2011.  A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 has been mailed concurrently with this Proxy Statement.  This Proxy Statement and the Form 10-K are available at: www.proxyease.com/rvue/2011.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the Purpose of Our 2011 Annual Meeting?

Our 2011 Annual Meeting will be held for the following purposes:

1.	To elect members to our Board of Directors to hold office for one-year terms or until their successors are duly elected and qualified;

2.	To amend the Company’s Amended and Restated Articles of Incorporation to grant the Board of Directors exclusive authority to adopt, amend or repeal the Company’s Bylaws;

3.	To amend the Company’s Amended and Restated Articles of Incorporation to expand the indemnification and limit the personal liability of members of our Board of Directors;

4.	To amend the Company’s Amended and Restated Articles of Incorporation to restrict the voting rights of persons attempting to acquire control of the Company;

5.	To amend the Company’s Amended and Restated Articles of Incorporation to limit certain transactions with significant stockholders;

6.	To approve an amendment to our 2010 Equity Incentive Plan increasing the shares available for grant; and

7.	To ratify the appointment of RubinBrown LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

Who is Entitled to Vote?

rVue’s Board has fixed the close of business on July 25, 2011 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  On the record date, there were [•] shares of common stock outstanding and no shares of preferred stock outstanding.  Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Action Stock Transfer Corporation, you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by rVue.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  As the beneficial owner, you have the right to instruct that organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?

Record Holder

1.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
2.	Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by telephone. The toll-free number for telephone voting is on your vote instruction form.
3.	Vote by mail. Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in the proxy. If you return a properly completed and executed proxy but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting.

If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

What Constitutes a Quorum?

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  Thus, [•] shares must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.    If there is not a quorum at the Annual Meeting, our stockholders present may adjourn the meeting despite the absence of a quorum.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”

Which Proposals are Considered “Routine” or “Non-Routine”?

Except for the ratification of the appointment of RubinBrown LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011 (Proposal No. 7), all of the proposals to be voted upon at our 2011 Annual Meeting are considered non-routine.

Brokers can no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal.

How Many Votes are Needed for Each Proposal to Pass?

Proposal		Vote Required	Broker Discretionary Vote Allowed
1.	To elect four (4) members to our Board of Directors	A plurality of the votes cast (the four directors receiving the most “For” votes) - so broker non-votes and abstentions have no effect on this proposal	No
2.	To amend the Company’s Amended and Restated Articles of Incorporation to grant the Board of Directors exclusive authority to adopt, amend or repeal the Company’s Bylaws	A majority of the outstanding shares of common stock on the record date - so broker non-votes and abstentions have the same effect as a negative vote with respect to this proposal	No
3.	To amend the Company’s Amended and Restated Articles of Incorporation to expand the indemnification and limit the personal liability of members of our Board of Directors	A majority of the outstanding shares of common stock on the record date - so broker non-votes and abstentions have the same effect as a negative vote with respect to this proposal	No
4.	To amend the Company’s Amended and Restated Articles of Incorporation to restrict the voting rights of persons attempting to acquire control of the Company	A majority of the outstanding shares of common stock on the record date - so broker non-votes and abstentions have the same effect as a negative vote with respect to this proposal	No
5.	To amend the Company’s Amended and Restated Articles of Incorporation to limit certain transactions with significant stockholders	A majority of the outstanding shares of common stock on the record date - so broker non-votes and abstentions have the same effect as a negative vote with respect to this proposal	No
6.	To amend our 2010 Incentive Stock Plan increasing the shares available for grant	A majority of the votes cast - so broker non-votes and abstentions have no effect on this proposal	No
7.	To ratify the appointment of RubinBrown LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011	A majority of the votes cast - so broker non-votes and abstentions have no effect on this proposal	Yes

How Does the Board Recommend I vote on the Proposals?

The Board unanimously recommends that you vote “FOR” all of the proposals.

What are the Voting Procedures?

With regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all of the proposals.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of rVue, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: rVue Holdings, Inc., 100 NE 3rd Avenue, Suite 200, Ft. Lauderdale, Florida 33301, Attention: Secretary, or by facsimile (954) 525-4245.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by rVue.  In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

What is “Householding” and How Does it Affect Me?

Record and beneficial holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these share holders wishes to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding but you and other holders with whom you share an address receive multiple copies of these proxy materials, or if you hold rVue stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact:  rVue Holdings, Inc. 100 NE 3rd Avenue, Suite 200, Ft. Lauderdale, Florida 33301, Attention: Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact rVue as indicated above.

Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Can a Stockholder Present a Proposal to be Considered at the 2012 Annual Meeting?

Under the rules of the SEC, if a stockholder wants us to include a proposal for inclusion in our proxy materials for the 2012 Annual Meeting, your proposal must be submitted in writing by March 31, 2012 to rVue Holdings, Inc., 100 NE 3rd Avenue, Suite 200, Ft. Lauderdale, Florida 33301, Attention: Secretary.  If you wish to submit a proposal that is not to be included in our proxy materials or wish to nominate a director, you must do so no later than the close of business on June 30, 2012 (60 days prior to the one year anniversary of the 2011 Annual Meeting) nor earlier than the close of business on May 31, 2012 (90 days prior to the one year anniversary of the 2011 Annual Meeting). You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the record date regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) the executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o rVue Holdings, Inc., 100 NE 3rd Avenue, Suite 200, Ft. Lauderdale, FL 33301.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Directors and Executive Officers:
Jason Kates (2)	12,237,500	31.7%
David Loppert (3)	1,964,074	5.2%
Jay Wilson (4)	345,654	*
Robert Chimbel (5)	300,000	*
Michael Mullarkey (6)	379,301	1.0%
Patrick O'Donnell (7)	866,666	2.3%
All directors and executive officers as a group (8 persons)	14,220,833	35.1%
5% Stockholders:
Acorn Composite Corporation (8)
9746 South Roberts Road	9,366,666	22.3%
Palos Hills, IL 60465
Rig Fund III Ltd. (9)
c/o Nemo Asset Management	4,041,666	10.7%
PO Box 60374
Abu Dhabi
United Arab Emirates
__________
 *    Less than 1%.
(1)
Applicable percentages are based on 37,273,725 shares outstanding as of the record date.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise.  Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days after the record date, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)
Includes: (i) 1,300,000 shares issuable on the exercise of options that are exercisable within 60 days after the record date, (ii) 1,554,363 shares owned by Argo Digital Solutions, Inc. (“Argo”) by virtue of the fact that Mr. Kates is the sole director and officer of Argo and has sole voting power over such shares, and (iii) 6,298,591 shares assigned by Argo to creditors or preferred stockholders in settlement of debts and for which the creditor or preferred stockholder has given Mr. Kates a proxy to vote those shares for so long as the shares are subject to a lock-up agreement between the Company and Argo and the creditor as assignee.

(3)	Includes 600,000 shares issuable on the exercise of options that are exercisable within 60 days after the record date. Mr. Loppert has granted Mr. Kates a proxy to vote 1,364,074 of his shares.

(4)	Includes 200,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date. Mr. Wilson has granted Mr. Kates a proxy to vote 129,308 of his shares.
(5)	Includes 300,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date.
(6)	Includes 200,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date. Mr. Mullarkey has granted Mr. Kates a proxy to vote 179,301 of his shares.
(7)
Includes: (i) 200,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date, and (ii) 333,333 shares issuable upon the exercise of currently exercisable warrants.

(8)
Includes: (i) 4,583,333 shares issuable upon the exercise of currently exercisable warrants, and (ii) 200,000 shares issuable upon exercise of options that were granted to Robert W. Roche and are exercisable within 60 days after the record date. Robert W. Roche, the sole owner of Acorn Composite Corporation, may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(9)
Includes 333,333 shares issuable upon the exercise of currently exercisable warrants.  Christian Naville, a director of the stockholder, may be deemed to have voting and dispositive power over the securities owned by this stockholder.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Director Nominees

The following is a list of our current directors, each of whom is being nominated for re-election.  All directors serve one-year terms or until each of their successors are duly qualified and elected.

Name	Age	Positions with the Company
Jason Kates	50	Chief Executive Officer, President and Director
Michael Mullarkey	43	Chairman of the Board
Robert Chimbel	56	Director
Patrick O’Donnell	50	Director

Director Biographies

Jason Kates is the founder of rVue, Inc., and has served as our chief executive officer and president since May 13, 2010.  He also served as our Chairman of the Board from May 13, 2010 until June 24, 2011.  Mr. Kates began his career in 1986 as a broker with Oppenheimer & Co. Inc., where he rose to vice president, managing corporate capital.  In 1990 he founded Kates Communications, a digital marketing and product marketing company that harnessed the power of digital media to capture consumer attention and awareness.  From 1993 to 1996 Mr. Kates served as executive vice president and head of marketing of Investec, an international manufacturing company selling a digital pacifier thermometer via digital media.  In 1996, upon Investec’s sale, Mr. Kates founded Retail Media Systems, Inc. (now Argo Digital Solutions, Inc.).  Mr. Kates earned a bachelor’s degree in Social Science from Florida State University.  Mr. Kates was selected to serve as a director on our Board due to his significant experience in the DOOH industry, his knowledge of rVue, including its operations, its strategies, and his position as chief executive officer of rVue.  He is also a large stockholder.

Michael Mullarkey has served as a director of ours since December 21, 2010, as our non-executive chairman since June 24, 2011, and is chairman of the Audit Committee and serves as a member of the Compensation and Nominating and Governance Committees of the Board.  He is an experienced director and is a C-Level digital executive with extensive build-up/turnaround expertise in both entrepreneurial and established companies in internet, social media and advertising/marketing services. Since December 2010, Mr. Mullarkey has served as the managing partner of ODK Capital Management, a fund that invests in Social Media, cloud-based software and emerging technology with patented or disruptive technologies. Mr. Mullarkey founded and managed Workstream, Inc. (OTC:WSTM),  a provider of SaaS-based Talent Management Software, serving from 2001 through September 2010, in various capacities including chief executive officer, president, chairman of the board and acting chief financial officer. Prior thereto, he spent 10 years with SONY Electronics in various positions including senior vice president of Diversified Markets, with profit and loss responsibility for business-to-business sales and marketing for a $1.2 billion specialty markets business. Mr. Mullarkey is a Board Member and supporter of the Cystic Fibrosis Foundation.  Mr. Mullarkey was elected as a director due to his extensive knowledge of internet marketing, his valuable legal and financial expertise and his experience as a director and executive officer of public and private companies. He has helped build numerous private, and one public, entities from the early stages to significant operating entities.

Bob Chimbel has served as a Director of ours since May 2010, and is chairman of the Compensation Committee and serves as a member of the Audit and Nominating and Governance Committees of the Board. Mr. Chimbel is an innovative marketing and communications executive whose has founded and profitably managed a diverse group of integrated marketing enterprises.  For the past ten years Mr. Chimbel has held several high-level executive positions for Omnicom Group, Inc.  Since January 2006, Mr. Chimbel has served as CEO of The Component Group, a consortium marketing communications companies he created which consists of three interrelated marketing companies each with a specific area of expertise:  UPROAR!, now one of the nation’s pre-eminent kids, “tweens” and teens advertising and marketing company;  The Launch Point, a new product design and development group and business innovation consultancy; and  Encircle Marketing, an agency that targets emerging and re-emerging brands primarily for private equity firms.  The Component Group has offices in Dallas and New York.  In February 2009, DDB Worldwide, a division of Omnicom, tapped Mr. Chimbel to head up a new division, DDB Entertainment Group, to develop branded entertainment and branded content properties.  Mr. Chimbel also oversees The Ant Farm, a Los Angeles entertainment company specializing in advertising and marketing for film, television and digital games, and Red Urban Digital, a diverse interactive agency with a specialization in developing and implementing social media initiatives.  While at Omnicom, Mr. Chimbel served as chief creative officer and then president of TracyLocke, a top 50 marketing solutions companies with expertise in advertising, promotion, media, merchandising and sales/field marketing.  Prior to his role at Omnicom, Mr. Chimbel has spent his career at such companies as Digitas, Leo Burnett and Hasbro, as well as founding his own advertising and marketing agency, which was eventually sold to the Earle Palmer Brown group. Mr. Chimbel graduated from Northwestern University in 1975 with a bachelor’s degree in Science.  Mr. Chimbel was selected to serve on our Board due to his extensive knowledge of the advertising industry, and his experience as an executive officer of public companies.

Patrick O’Donnell has served as a director of ours since December 21, 2010 and is chairman of the Nominating and Governance Committee, and is a member of the Audit and Compensation Committees of the Board.  He is a private investor and entrepreneur, and a senior business and technology executive with over 25 years experience and a proven record of delivering success within the financial services industry.  Since 2005, Mr. O’Donnell's primary activity has been in running his private hedge fund.  From 1997 through 2004 Mr. O’Donnell served as the chief technology officer of UBS Investment Bank and a member of its management board.  Prior thereto he held senior positions within UBS and its predecessors.  Mr. O’Donnell was selected as a director because of his extensive experience as an executive officer of a major international corporation.  Mr. O’Donnell has experience in leading a 6,000 person technology organization and combines that expertise with numerous global businesses, including experience in: equity, interest rates, derivatives, foreign exchange, commodities, energy and corporate finance.  In April 2010 Mr. O’Donnell joined the NYSE Liffe US board.  NYSE Liffe is the global derivatives business of the NYSE Euronext group.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Required Vote

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect four directors to our Board under Proposal 1. This means that the four persons who receive the most votes are elected.  Therefore, for purposes of the election of directors, abstentions and broker non-votes have no effect on the results of the election.

Recommendation

The Board unanimously recommends a vote “For” the election of the nominated slate of directors.

CORPORATE GOVERNANCE

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of rVue and its stockholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of rVue. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board, and its Committees, meet throughout the year and act by written consent from time to time as appropriate. The Board has formed Audit, Compensation and Nominating and Governance Committees. Committees regularly report on their activities and actions to the Board. The Board appoints members to its Audit Committee, Compensation Committee and Nominating and Governance Committee. The Audit Committee, Compensation Committee and the Nominating and Governance Committee each have a written charter approved by the Board.  These charters are available on our website at www.rvue.com.

The following table identifies the independent and non-independent current Board and Committee members:
Name	Independent	Audit	Compensation	Nominating and Governance
Robert Chimbel (Chair Compensation)	√	√	√	√
Michael Mullarkey (Chair Audit)	√	√	√	√
Patrick O’Donnell (Chair Nominating)	√	√	√	√
Jason Kates	--	--	--	--

In 2010, our Board held a total of two regularly scheduled meetings and acted by unanimous written consent 12 times.  Our incumbent directors attended all of the Board meetings.  rVue does not have a policy with regard to board members’ attendance at annual meetings.

Our Board has determined that Messrs. Chimbel, Mullarkey and O’Donnell are independent under the NASDAQ Stock Market Listing Rules.

Audit Committee

The members of the Audit Committee are Michael Mullarkey (Chair), Robert Chimbel and Patrick O’Donnell.  The Audit Committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. Our Audit Committee members possess an understanding of financial statements and generally accepted accounting principles. Our Board has determined that Mr. Mullarkey is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002. The Board has determined that Messrs. Mullarkey, Chimbel and O’Donnell are independent in accordance with the NASDAQ Stock Market independence standards for audit committees.

Compensation Committee

The members of the Compensation Committee are Messrs. Chimbel (Chair), Mullarkey and O’Donnell.  The Compensation Committee has certain duties and powers as described in its charter, including but not limited to periodically reviewing and approving our salary and benefits policies, compensation of executive officers, administering our stock option plans and recommending and approving grants of stock options under such plans.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Messrs. O’Donnell (Chair), Chimbel and Mullarkey. The Nominating and Governance Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the Nominating and Governance Committee assesses the size, structure and composition of the board and its committees, coordinates evaluation of Board performance and reviews Board compensation. The Nominating and Governance Committee also acts as a screening and nominating committee for candidates considered for election to the Board.

Changes in Nominating Process

There are no material changes to the procedures by which security holders may recommend nominees to our Board.

Codes of Business Conduct and of Ethics

Our Board has approved, and we have adopted, a Code of Business Conduct and Ethics, or the Code of Conduct, which applies to all of our directors, officers and employees. Our Board has also approved, and we have adopted, a Code of Ethics for Senior Financial Officers (“SFO”), which applies to our chief executive officer and chief financial officer. The audit committee of our Board is responsible for overseeing the Code of Conduct and the Code for SFO. Our audit committee must approve any waivers of the Code of Conduct for directors and executive officers and any waivers of the Code for SFO.  The Code of Conduct and the Code for SFO are available free of charge upon written request to rVue Holdings, Inc., 100 NE 3rd Avenue, Suite 200, Ft. Lauderdale, FL 33301, Attention: Chief Financial Officer.  We have posted our Codes of Conduct and our Code for SFO on our website at www.rvue.com.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Although there are many other factors, the Board seeks individuals with experience on public company boards as well as experience with advertising, marketing, legal and accounting skills.

Board Assessment of Risk

Our risk management function is overseen by our Board.  Through our policies, our Code of Conduct and our Board committees’ review of financial and other risks, our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect rVue, and how management addresses those risks.  Mr. Kates, a director and our chief executive officer, and Mr. Loppert, our chief financial officer, work closely together with the Board once material risks are identified on how to best address such risk.  If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting rVue include our ability to (i) gain acceptance and the adoption of rVue as a demand side platform, (ii) increase market share in an intensely competitive DOOH advertising market, (iii) successfully execute our business strategy and deploy a differentiated technology solution, and (iv) effectively raise sufficient capital as we scale our business. The Board focuses on these key risks and interfaces with management on seeking solutions.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us rVue Holdings, Inc., 100 NE 3rd Avenue, Suite 200, Ft. Lauderdale, FL 33301, Attention: Secretary, or by facsimile (954) 525-4245.  Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors, as determined in accordance with Rule 10A-3 of the Exchange Act.  The Audit Committee operates under a written charter, which can be found in the Investors section of our website under Governance, at www.rvue.com, and is also available in print to any stockholder upon request to the Corporate Secretary.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010.

We have reviewed and discussed with management and RubinBrown LLP, our independent registered public accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.

We have discussed with RubinBrown LLP, the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have discussed with management and RubinBrown LLP, such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other auditing standards generally accepted in the United States and the Audit Committee’s charter.

We have received and reviewed the written disclosures and the letter from RubinBrown LLP required by applicable requirements of the PCAOB regarding RubinBrown LLP’s communications with the Audit Committee concerning independence, and have discussed with RubinBrown LLP their independence from management and the Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2010 for filing with the SEC.

Michael Mullarkey, Chairman
Robert Chimbel
Patrick O’Donnell

Dated as of July [•], 2011

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC.  Based on the information available to us, since we filed our Registration Statement on Form 8-A on April 12, 2011, we believe that all applicable Section 16(a) filing requirements were met on a timely basis, except for a late Form 3 for Jennifer Bolt, our recently elected Chief Strategic Officer.

Director Compensation

In 2010, we did not pay cash compensation to our directors for service on our Board.  Non-employee members of our Board were compensated with stock options for 2010 service.

	Fees
	Earned or
	Paid in	Stock	Option		All Other
	Cash	Awards	Awards		Compensation		Total
Name	($)	($)	($) (1)		($)		($)
(a)	(b)	(c)	(d)		(g)		(h)
Robert Chimbel	$-	$-	$43,242	(2)	$-		$43,242
Michael Mullarkey	$-	$-	$37,453	(3)	$30,000	(4)	$67,453
Patrick O'Donnell	$-	$-	$37,453	(3)	$-		$37,453
___________
(1)
The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718. These amounts represent awards that are paid in options to purchase shares of our Common Stock and do not reflect the actual amounts that may be realized by the directors.

(2)
Represents (a) a 10-year stock option to purchase 200,000 shares of Common Stock exercisable at $.20 per share (100,000 options have vested and 100,000 options vest on May 12, 2011), and (b) a 10-year stock option to purchase 100,000 shares of Common Stock exercisable at $.20 per share, 50,000 of which vest on March 17, 2011 and the balance vest on September 16, 2011.

(3)	Represents a 10-year stock option to purchase 200,000 shares of Common Stock exercisable at $.30 per share. The options vest on June 21, 2011.
(4)	Other compensation consists of consulting fees paid to Mr. Mullarkey.

For 2011 service, (i) the chairman of the audit committee will receive $36,000 per year and (ii) our other non-employee directors will receive $20,000 per year. Such compensation will be paid in equal installments each calendar quarter.  Our non-employee directors will be reimbursed for out-of-pocket expenses incurred in attending Board and Board committee meetings.  Directors who are employed by rVue are not compensated for their service on the Board.

Executive Officers

The following is a list of our executive officers who are elected by our Board.

Name	Age	Positions with the Company
Jason Kates	50	Chief Executive Officer, President and Director
Jennifer Bolt	48	Chief Strategy Officer
David Loppert	56	Chief Financial Officer
Dawn Rahicki	48	Chief Marketing Officer
Jay Wilson	31	Chief Technology Officer

Executive Officer Biographies

See Jason Kates’ biography above.

Jennifer Bolt has served as our chief strategy officer since May 2011.  She is a 22-year media veteran. Prior to joining rVue, Bolt served at two Omnicom agencies leading media strategy – at TracyLocke as Executive Director/Media & Innovation from January 2010 through May 2011 and as Director of Media Services from June 2003 through January 2007, and at The Integer Group as Senior Vice President/Media Innovation, from January 2007 through January 2010.  Bolt was responsible for media strategy and buying for all clients and managed media billings in excess of $250 million. Prior to joining Omnicom, Bolt worked for Levenson & Hill, a privately held advertising firm, and TM Advertising both located in Dallas, TX. Bolt earned a bachelor's degree in Radio/TV/Film from Oklahoma State University. She also graduated from Omnicom University, Omnicom’s executive leadership program, in 2007.

David Loppert has served as our chief financial officer, secretary and treasurer since May 13, 2010.  Loppert served as Argo’s senior vice president from March, 2009 through January 2010, and from March 2010 through May 2010.  He was formerly a director, executive vice president and chief financial officer of Surgical Outcome Support, Palm Beach Gardens, FL, from August 2006 through March 2009. From October 2003 through July 2006 he was an independent financial consultant to public and private companies.  From June 2001 until September 2003, he was a vice president and director of QSGI Inc. (OTCBB: QSGI). From February 1997 through December 2000, he was vice president, chief financial officer and assistant secretary of Applied Digital Solutions, Inc. (NASDAQ: ADSX) and also served as chief executive officer of SysComm International Corporation, (NASDAQ: SYCM) a network and systems integrator, and an affiliate of Applied Digital.  Loppert began his financial career with Price Waterhouse, an international accounting firm, in 1978 in Johannesburg, South Africa, before moving to its Los Angeles Office in 1980 where over time he became a senior manager.  Loppert earned bachelor's degrees in commerce in 1978 and in accounting in 1980, and a higher diploma in accounting in 1980, all from the University of the Witwatersrand, Johannesburg, South Africa, and was designated a Chartered Accountant (South Africa) in 1980.

Dawn Rahicki has served as our chief marketing officer since September 2009.  Rahicki joined Argo in June 2008 as senior vice president of marketing and business development and was promoted in 2009 to chief marketing officer. Over the past 24 years, Rahicki has served as president of The Illume Group, Inc., where she was responsible for the acquisition and development of clients in real estate, business solutions, digital printing/graphics and digital technology industries. Prior to The Illume Group, she led the in-house creative department for a $12 billion privately-held company and the operations and account service team for a multi-million dollar marketing firm.  Rahicki earned a bachelor’s degree in marketing from Barry University as well as certificates from New York University in Film Production, Nova Southeastern University in Management, Coach University for Executive Coaching and credits toward a masters degree from Nova Southeastern University.

Jay Wilson has served as our chief technology officer since September 2009.  Wilson joined Argo in June 1999 as an assistant software technician and was promoted a number of times between April 2000 and May 2008 when he was appointed chief technology officer.  As chief technology officer, Wilson is responsible for driving the development and delivery of technology offerings for rVue. For more than 10 years, Wilson’s leadership, strategy and innovative ideas as a leading technologist have come from his firm belief that technological excellence is a strong differentiator for all organizations, particularly when they are translated into consumer-based applications. Most recently Wilson has led the development of rVue’s U.S.-based online media and DOOH development teams’ proprietary web-based addressable advertising platform, the rVue DSP.  Wilson graduated magna cum laude from Florida Atlantic University in 2001 with a bachelor’s of science degree in computer engineering.

Executive Compensation

The following information is related to the compensation paid, distributed or accrued by us for the year ended December 31, 2010 and the period from inception (September 15, 2009) through December 31, 2009 to our chief executive officer (principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table
						All
Name and				Stock	Option	Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Total
(a)	(b)	$(c)	$(d)	($)(e)	($)(f)(1)	($)(i)	($)(j)
Jason Kates	2010	$142,845	$231,885	$-	$187,899	$-	$562,629
Chief Executive Officer	2009(2)	-	-	-	-	-	-
David Loppert	2010	80,000	-	-	89,371	-	169,371
Chief Financial Officer	2009(2)	-	-	-	-	-	-
Jay Wilson	2010	83,785	-	-	24,978	-	108,763
Chief Technical Officer	2009(2)	-	-	-	-	-	-
____________
(1)
The amount in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718.  These amounts represent options to purchase shares of our common stock and do not reflect the actual amounts that may be realized by the Named Executive Officers.

(2)
For the period from inception (September 15, 2009) through December 31, 2009.  Messrs. Kates, Loppert and Wilson were compensated by Argo during 2009.  In terms of the Transition Services Agreement between Argo and rVue, Inc., no salary was allocated to rVue, Inc. for their services to rVue in 2009.

Employment Agreements

Jason Kates

In May 2003, Argo entered into an employment agreement with Mr. Kates which, unless otherwise terminated or amended, automatically renewed for an additional twelve months at the end of each renewal term.  The most recent agreement ran from June 1, 2008 through May 31, 2009 and provided for an annual base salary of $243,000 and for continuation of salary and benefits for twelve months if Mr. Kates was terminated without cause in exchange for Mr. Kates being bound by a covenant not to compete during the severance period.  The agreement was not renewed upon expiration and Mr. Kates continued to be remunerated at an annual base salary of $243,000.

On May 13, 2010, we entered into an employment agreement with Mr. Kates, to serve as our president and chief executive officer.  The initial term of the agreement is three years. Pursuant to the agreement, Mr. Kates receives an annual base salary of $180,000 for the first year, on a pro rata basis, through December 31, 2010, $240,000 for the next twelve months, and then such greater, but not lesser, salary for any future years of employment as agreed to by Mr. Kates and the non-employee independent directors of the Company.  Mr. Kates is also entitled to receive such bonuses or option grants as are approved by the non-employee independent directors of the Company, including a transitional services bonus to be awarded monthly, during the first eight months after the closing of the Transaction, in an amount not to exceed $30,000 per month based on the Net Profit from revenues generated from performance of services under the work assigned by Argo to rVue, Inc. with Accenture, AutoNation and Mattress Firm (the “Contracts”).  “Net Profit” shall mean actual collections for bona fide services performed and invoiced pursuant to the Contracts, minus actual direct costs for providing such services, and minus any credits or refunds for payments made during such period.  For 2010, Mr. Kates earned a bonus of $231,885 in 2010, of which $227,000 was paid in 2010, and $4,885 was paid in January 2011.

On May 13, 2010, Mr. Kates was granted 10-year stock options to purchase 1,000,000 shares of Common Stock exercisable at $.22 per share.  Fifty percent vest after six months and the remaining 50% vest after 12 months.  On September 17, 2010, Mr. Kates was granted 10-year stock options to purchase an additional 300,000 shares of Common Stock exercisable at $.22 per share.  The options vest six months after the grant date.

David Loppert

On May 13, 2010, we entered into an employment agreement with Mr. Loppert, to serve as our chief financial officer, secretary and treasurer.  The initial term of the agreement is two years. Pursuant to the agreement, Mr. Loppert will receive an annual base salary of $120,000 for the first year, $200,000 for the second year, and then such greater, but not lesser, salary for any future years of employment as agreed to by Mr. Loppert and the non-employee independent directors of the Company.  Mr. Loppert will also be entitled to receive such bonuses or option grants as are approved by the non-employee independent directors of the Company.

On May 13, 2010, Mr. Loppert was granted 10-year stock options to purchase 500,000 shares of Common Stock exercisable at $.20 per share.  Fifty percent vest after six months and the remaining 50% vest after 12 months.  On September 17, 2010, Mr. Loppert was granted 10-year stock options to purchase an additional 100,000 shares of Common Stock exercisable at $.20 per share.  The options vest six months after the grant date.

Jay Wilson

We have not entered into an employment agreement with Mr. Wilson.  On May 13, 2010, Mr. Wilson was granted 10-year stock options to purchase 150,000 shares of Common Stock exercisable at $.20 per share.  The options vest 25% six months after the grant date and the balance ratably over 18 months commencing on the seventh month after the grant date.  On September 17, 2010, Mr. Wilson was granted 10-year stock options to purchase an additional 100,000 shares of Common Stock exercisable at $.20 per share.  The options vest six months after the grant date.

Potential Payments Upon Termination or Change-in-Control

The table below describes the severance payments that our executive officers are entitled to in connection with a termination of their employment upon death, disability, without cause, for Good Reason, change of control and the non-renewal of their employment at the discretion of rVue.  All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986 and the Regulations thereunder.

	Jason Kates	David Loppert

Death or Disability	Balance of Base Salary due under agreement and all unvested stock options vest and remain exercisable for their original term	Balance of Base Salary due under agreement and all unvested stock options vest and remain exercisable for their original term
Dismissal Without Cause	18 months base salary, insurance coverage for up to 18 months, and all unvested stock options vest and remain exercisable for their original term	18 months base salary, insurance coverage for up to 18 months, and all unvested stock options vest and remain exercisable for their original term
Resignation for Good Reason (1)	18 months base salary, insurance coverage for up to 18 months, and all unvested stock options vest and remain exercisable for their original term	18 months base salary, insurance coverage for up to 18 months, and all unvested stock options vest and remain exercisable for their original term
Change of Control	All stock options and restricted stock immediately vest	All stock options and restricted stock immediately vest
Expiration of Initial Term and rVue does not renew	None	None
___________________
(1)
Generally, Good Reason in the above agreements include the material diminution of the executives’ duties, any material reduction in base salary without consent, the relocation of the geographical location where the executive performs services or any other action that constitutes a material breach by rVue under the employment agreements.

Outstanding Equity Awards at 2010 Fiscal Year-End

Listed below is information with respect to unexercised options for each Named Executive Officer as of December 31, 2010. There are no outstanding stock awards held by the Named Executive Officers:

	OPTION AWARDS
				Equity Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options	Options		Unearned	Exercise	Option
	(#)	(#)		Options	Price	Expiration
Name	Exercisable	Unexercisable		(#)	($)	Date
(a)	(b)	(c)		(d)	(e)	(f)
Jason Kates	500,000	500,000	(1)	-	$0.22	05/13/20
		300,000	(2)	-	$0.22	09/17/20
David Loppert	250,000	250,000	(1)	-	$0.20	05/13/20
		100,000	(2)	-	$0.20	09/17/20
Jay Wilson	43,750	106,250	(3)	-	$0.20	05/13/20
		100,000	(2)	-	$0.20	09/17/20
_______________
(1)	These options vest on May 12, 2011.
(2)	These options vest 50% on March 17, 2011, and the balance on September 16, 2011.
(3)	These options vest at the rate of 6,250 per month through May 13, 2012.

Review, Approval or Ratification of Transactions with Related Parties

Our audit committee’s charter requires review and discussion of any transactions or courses of dealing with parties related to us that are significant in size or involve terms or other aspects that differ from those that would be negotiated with independent parties. Our nominating and governance committee’s charter requires review of any proposed related party transactions, conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance. It is also our unwritten policy, which policy is not otherwise evidenced, for any related party transaction that involves more than a de minimis obligation, expense or payment, to obtain approval by our Board of Directors prior to our entering into any such transaction. In conformity with our various policies on related party transactions, each of the below transactions has been reviewed and approved by our Board of Directors.

Transactions with Argo Digital Solutions, Inc.

Jason Kates, our Chairman and Chief Executive Officer, is the sole director and chief executive officer of Argo, and was the sole director of Argo when we acquired the business of rVue, Inc. and all of Argo’s other assets from Argo on May 13, 2010.  See “The Transaction” below.

Transition Services Agreement

Pursuant to a September 2009 Transition Services Agreement (the “Agreement”), as amended, Argo provided certain general and administrative services, including labor, technology and other services to rVue, Inc. on an as needed basis in exchange for cash consideration. During 2009, the Company incurred and paid $88,960 to Argo under this arrangement of which certain portions were capitalized to software development costs.  The Agreement was terminated on May 13, 2010, as part of the Transaction. Any and all advances and payments made by rVue, Inc. on behalf of Argo and owing by Argo to rVue, Inc. were to be repaid or reimbursed by Argo on or prior to May 13, 2011, and such amount accrued interest at a rate of ten (10%) percent per annum.  At December 31, 2010, Argo owed us $172,012.  On January 17, 2011, Argo repaid the full balance, including all accrued and unpaid interest.

The Transaction

On May 13, 2010, we acquired all of the issued and outstanding capital stock and the business of rVue, Inc., from Argo as well as any and all assets related to the rVue business held by Argo, pursuant to an asset purchase agreement, dated as of May 13, 2010 (the "Asset Purchase Agreement"), by and between Argo, rVue, Inc. and the Company (the “Transaction”).  Prior to May 13, 2010, the Company was a shell company in the development stage, had no revenue, and its efforts were devoted to entering the automobile export business.  During late March 2010, we were approached by representatives of Argo and rVue to consider a transaction, and on May 13, 2010 we agreed to acquire the assets of rVue, as described below.  Thereafter, we determined to continue the business of rVue as our sole business and terminated our efforts to enter the automobile export business by selling such business to our controlling stockholder.  Current management was not involved in the evaluation and decision by the prior controlling stockholders, officers and directors to participate in the Asset Purchase and to change the Company’s line of business and capitalization, but current management believes that the acquisition and change in the line of business was desirable as a means to pursue a business with what it believes are greater prospects.  Pursuant to the terms and conditions of the Asset Purchase Agreement, at the closing of the Transaction, we acquired all of Argo’s assets, including all of the issued and outstanding shares of rVue, Inc. and the business of rVue from Argo for the consideration of 12,500,000 shares of the Company's Common Stock.  These shares are subject to a lock-up agreement with the Company and may not be sold or otherwise transferred while they continue to be subject to the lock-up.  As of May 13, 2010, Argo owned approximately 67% of our issued and outstanding shares of Common Stock.  Mr. Kates, as the sole director and chief executive officer of Argo, has the sole power to vote all of the shares issued to Argo.  As of the record date, Mr. Kates controls or has the power to vote 10,937,500 of the original 12.5 million shares Argo received.

PROPOSAL NO. 2

TO AMEND THE ARTICLES OF INCORPORATION TO GRANT THE BOARD
EXCLUSIVE AUTHORITY TO ADOPT, AMEND OR REPEAL THE BYLAWS

The current Amended and Restated Articles of Incorporation of the Company (the “Existing Articles”) grants the Company’s stockholders and its Board of Directors (the “Board”) the right to adopt, amend or repeal the Company’s Bylaws. Section 78.120 of the Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a corporation may grant the authority to adopt, amend or repeal its bylaws exclusively to the corporation’s board of directors.  The Company would like to take advantage of the rights granted by the NRS by adding a revised Article VI in the proposed Amended and Restated Articles of Incorporation attached hereto as Annex A (the “Proposed Articles”) that provides only the Board with the ability to amend the Company’s Bylaws.

The Company believes the revision will likely create a greater chance of continuity of the Bylaws and therefore be in the best interests of the Company and its stockholders. Accordingly, the Board of Directors has unanimously approved the proposed amendment.

Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of other proposals in this proxy statement.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company is required for adoption of this proposal.  Therefore, for purposes of this proposal, broker non-votes and abstentions have the same effect as a negative vote.

Recommendation

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL NO. 3

TO AMEND THE ARTICLES OF INCORPORATION TO EXPAND
THE INDEMNIFICATION AND LIMIT THE PERSONAL LIABILITY OF THE BOARD

The principal purpose and intent of this amendment is to give the members of the Board reasonable assurance that their personal liability exposure will be limited.  The Proposed Articles includes a new Article VII that contains revised indemnification provisions and the inclusion of the limitation on personal liability of directors, as permitted by the NRS and often found in charters of Nevada corporations.

The Board believes that this amendment is necessary in order for the Company to be able to attract and retain qualified candidates to serve on the Board and therefore is in the best interests of the Company and its stockholders. Accordingly, the Board has unanimously approved the proposed amendment.

Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of other proposals in this proxy statement.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company is required for adoption of this proposal.  Therefore, for purposes of this proposal, broker non-votes and abstentions have the same effect as a negative vote.

Recommendation

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL NO. 4

TO AMEND THE ARTICLES OF INCORPORATION TO RESTRICT THE VOTING RIGHTS OF PERSONS ATTEMPTING TO ACQUIRE CONTROL OF THE COMPANY

 The Proposed Articles includes a new Article IX to regulate the voting rights of persons attempting to acquire control of the Company.  The NRS allows a corporation to restrict a person who acquires a “controlling interest,” defined as 20% or more of the outstanding voting shares of the Company, from exercising voting rights on the shares the person acquired within 90 days immediately preceding the date the person acquired a controlling interest.  Generally, absent conferral to the stockholder of voting rights by a resolution approved by the majority of the disinterested stockholders at a special or annual meeting, the person owning a controlling interest may not vote such shares. This provision automatically applies to Nevada corporations that do business in Nevada and have 200 or more stockholders of record (at least 100 of whom live in Nevada).  Although the Company does not fall within such parameters, it still wishes to take advantage of such provision by including it in the Proposed Articles.

The new inclusion could delay or make more difficult a change of control transaction or other combination that may otherwise be beneficial to the Company’s stockholders.  However, the Company believes inclusion of this new Article IX could eliminate the disruptive effect a hostile takeover attempt could have on the operations of its business. In addition, this amendment could make it possible for the Board to negotiate a better deal or potentially have the hostile takeover subject to scrutiny of disinterested stockholders.  Thus the Company believes this amendment is in the best interest of the Company and its stockholders. Accordingly, the Board has unanimously approved the proposed amendment.

Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of other proposals in this proxy statement.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company is required for adoption of this proposal.  Therefore, for purposes of this proposal, broker non-votes and abstentions have the same effect as a negative vote.

Recommendation

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL NO. 5

TO AMEND THE ARTICLES OF INCORPORATION TO LIMIT
CERTAIN TRANSACTIONS WITH SIGNIFICANT STOCKHOLDERS

The Proposed Articles includes a new Article VIII that restricts an “interested stockholder” from entering into a “combination” with the Company, subject to certain exceptions.  As defined in the NRS, an “interested stockholder” includes a stockholder who owns 10% or more of the voting power of the Company, and a “combination” includes:

•	a merger with the interested stockholder or an affiliate thereof,

•
a sale, lease, exchange, mortgage, pledge, transfer or other disposition with an interested stockholder or an affiliate thereof of assets of the Company equal to (x) 5% or more of the aggregate market value of all Company assets, (y) 5% or more of the aggregate market value of all outstanding Company shares or (z) 10% or more of Company net income; and

•	a transfer of shares with an aggregate market value equal to 5% or more to an interested stockholder or an affiliate thereof.

This provision automatically applies to Nevada corporations with 200 or more stockholders of record.  Although the Company does not fall within such parameters, it still wishes to take advantage of such provision by including it in the Proposed Articles.

This amendment is aimed at protecting the Company and its stockholders against coercive and manipulative practices arising in connection with unsolicited tender offers and other control transactions.  The inclusion of this new Article VIII could delay or make more difficult a change of control transaction or other combination with an interested stockholder and encourage potential interested stockholders to negotiate with the Board before attempting a takeover.  Even though such transactions might be beneficial to the Company’s stockholders, the Company believes inclusion of this new Article VIII could prevent the potential disruptive effects of hostile tender offers, thereby allowing management to focus on its business operations.  The Company also believes that including these provisions could make it easier for the Board to get a better deal in case of an unsolicited acquisition attempt and therefore is in the best interest of the Company and its stockholders. Accordingly, the Board has unanimously approved the proposed amendment.

Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of other proposals in this proxy statement.

Required Vote

 The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company is required for adoption of this proposal.  Therefore, for purposes of this proposal, broker non-votes and abstentions have the same effect as a negative vote.

Recommendation

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL NO. 6

AMENDING EQUITY INCENTIVE PLAN TO
INCREASE THE SHARES AVAILABLE FOR GRANT

Our Board has adopted a resolution declaring it advisable and in the best interests of the Company and its stockholders that the 2010 Equity Incentive Plan (the “Plan”) be amended as set forth in Annex B attached hereto to provide for an increase in the authorized number of shares under the Plan.  The resolution also recommends that the amendment be approved and adopted by the Company’s stockholders and directs that such proposal be submitted to our stockholders at the Annual Meeting.

This proposal seeks stockholder approval to issue an additional 4,250,000 shares.  The Plan currently authorizes the issuance of a maximum of 3,750,000 shares of common stock.  As of the date of this proxy statement, 252,500 shares remain available for grant.  If the Board’s proposal is approved by our stockholders, the Board would have authority to issue up to a total of 8,000,000 shares of common stock under the Plan.

The Board believes that having additional shares to issue under the Plan is in the best interests of the Company and its stockholders because these shares will help promote the success and enhance the value of the Company by linking the personal interest of participants to those of the Company’s stockholders.  Because of the nature of our business, stock options are an essential and valuable tool for us to recruit new employees and to retain and motivate existing employees.

In the following paragraphs we provide a summary of the terms of the Plan.  The following summary is qualified in its entirety by the provisions of the Plan which is available to any stockholder upon request of the Company.

Stock Reserved for the Plan

Under the Plan, we have issued 3,497,500 stock options to our directors, employees and consultants.  The maximum number of shares of stock that may be subject to options shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Internal Revenue Code.

Should any option expire or be canceled prior to its exercise or vesting in full, or should the number of shares of stock to be delivered upon the exercise or vesting of any option be reduced for any reason, the shares of stock theretofore subject to such option may be subject to future options under the Plan.

Administration

The Plan is required to be administered by a committee of two or more independent directors, or in their absence by the Board.  We have delegated the power to our Compensation Committee or the Committee, which is comprised of three independent directors.  The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the Committee, in its sole discretion.

Designation of Optionees and Grantees

The persons eligible for participation in the Plan as recipients of options or shares of restricted stock include employees, directors, officers, advisors and consultants of the Company.

Option Price and Term

The Plan provides for the grant of incentive stock options, or ISOs, and non-qualified options.  For any ISO granted, the exercise price may not be less than 100% of the fair market value on the date of grant or not less than 110% of the fair market value in the case of 10% stockholders.  The purchase price of non-qualified options shall not be less than fair market value on the date of grant.  Options granted under the Plan shall expire no later than 10 years after the date of grant, except for ISOs granted to 10% stockholders which must expire not later than five years from the date of grant.  Fair market value means the closing price on the final trading day immediately prior to the grant of the stock on the principal securities exchange where the shares are listed.

Change of Control

Upon the occurrence of a “Change of Control”, the Compensation Committee may accelerate the vesting and exercisability of outstanding options, in whole or in part. Upon a Change of Control, each outstanding option shall terminate within a specified number of days after notice to the optionee, and each such optionee shall receive, with respect to each share of stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to the Change in Control over the exercise price per share of such option. This amount shall be payable in cash, in one or more kinds of property or a combination thereof, as the Committee shall determine in its sole discretion. A Change of Control shall be deemed to occur if: (i) a tender offer is made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company; (ii) the Company merges or consolidates with another corporation; (iii) the Company sells substantially all of its assets to another corporation or (iv) a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified in Sections 13(d) and 14(d)) acquires 50% or more of the outstanding voting securities of the Company. Notwithstanding the sentence above, if our stockholders hold more than 50% or our voting stock of the surviving or resulting corporation or hold 50% of the assets sold, whichever is applicable, there will not be deemed a Change of Control.

Transferability

No ISO shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee, each ISO shall be exercisable only by him, his guardian or legal representative.

All non-qualified options are transferable subject to compliance with applicable securities laws.  The common stock issuable upon exercise of options shall not be sold, assigned or transferred by the grantee until at least six months elapse from the date of the grant thereof.

Limit on the Value of ISOs

The aggregate fair market value, determined as of the date the ISO is granted, of stock for which ISOs are exercisable for the first time by any optionee during any calendar year under the Plan shall not exceed $100,000.

Term of Plan

No option or award of restricted stock shall be granted under the Plan on or after the date which is ten years from the effective date of the Plan.

Amendment and Termination

The Board may from time to time amend, suspend, or terminate the Plan.  However, no rights granted with respect to any awards under the Plan before the amendment or alteration shall be impaired by any such amendment, except with the consent of the grantee.  The Plan may not be materially amended without stockholder approval including an increase in the number of shares available.

Under the terms of the Plan, the Committee may also grant awards which will be subject to vesting under certain conditions.  In the absence of a determination by the Committee, options shall vest and be exercisable at the end of one, two and three years, except for ISOs, which are subject to a $100,000 per calendar year limit on first becoming exercisable.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of the Plan.  State, local, and foreign income taxes may also be applicable.  This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances.

A participant will not recognize taxable income at the time of grant of an option.  Upon exercise of a non-qualified stock option, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise or lapse of restriction.  rVue will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize regular taxable income at the time of exercise.  However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax.  If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant of the option and one year from the date of exercise of the option, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and rVue would not be entitled to any deduction.  If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences generally described for non-qualified stock options will apply.

In 2004, Congress enacted Section 409A of the Code, which affected the tax rules for deferred compensation arrangements.  Upon a violation of Section 409A, a participant must include in ordinary income all deferred compensation required to be aggregated, pay interest from the date of the deferral, and pay an additional 20% tax.  It is rVue’s intention that awards granted under the Plan will comply with the requirements of Section 409A and rVue intends to administer and interpret the Plan in such a manner.

The following table presents information regarding options outstanding under our compensation plans as of December 31, 2010:

Equity Compensation Plan Information

	Number of		Number of
	securities	Weighted-	securities
	to be issued	average	available for
	upon exercise	exercise price of	future issuance
	of outstanding	of outstanding	under equity
	options,	options,	compensation plans
	warrants and rights	warrants and rights	(excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,502,500	$0.22	247,500
Equity compensation plans not approved by security holders	-	-	-
Total	3,502,500	$0.22	247,500

Required Vote

This proposal requires approval by a majority of the votes cast at the Annual Meeting and, therefore, broker non-votes and abstentions will have no effect on the vote.

Recommendation

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL NO. 7

APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2011

Our Board has appointed RubinBrown LLP, or RubinBrown, to serve as our independent registered public accounting firm for the year ending December 31, 2011.  This firm has acted as our principal accountant since June 8, 2010 and served as our principal accountant for the year ended December 31, 2010.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification.  However, the Company is submitting this matter to its stockholders as a matter of good corporate governance.  Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.  If the appointment is not ratified, the Board will consider its options.

A representative of RubinBrown will not be present at the Annual Meeting and therefore no one from RubinBrown will be making any statements nor be available to respond to any questions.

Principal Accountant Fees and Services

Our Audit Committee reviews and pre-approves audit and permissible non-audit services performed by our independent registered public accounting firm, RubinBrown LLP, as well as the fees charged for such services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to our Board regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board may also pre-approve particular services on a case-by-case basis.

In its review of non-audit service and its appointment of RubinBrown as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining independence.  Salberg & Co., P.A. (“Salberg”) was engaged to perform the audit of rVue, Inc. at December 31, 2009, and to review the Current Report on Form 8-K filed in connection with our reverse merger on May 13, 2010, the fees for which totaled $36,681.  At that time, rVue, Inc. was a wholly owned subsidiary of Argo, a privately held company.

The following table shows the fees for services provided by RubinBrown and Salberg for the years ended December 31, 2010 and the period from inception (September 15, 2009) through December 31, 2009:

	2010	2009
Audit Fees (1)	$30,181	$65,000
Audit Related Fees (2)	5,750	-
Tax Fees (tax-related services)	4,000	-
All other fees	-	-
Total Fees	$39,931	$65,000
__________

(1)	Audit fees — these fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.
(2)	Audit related fees — these fees relate primarily to audit related consulting.

Vote Required

The affirmative vote of the majority of the votes cast at the annual meeting is required for the ratification of the appointment of RubinBrown LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 and, therefore, broker non-votes and abstentions will have no effect on the vote.

Recommendation

The Board recommends a vote “For” this proposal.

OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.  However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.  In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

By the Order of the Board of Directors

/s/ David Loppert
David Loppert
Chief Financial Officer, Secretary and Treasurer

July [●], 2011

Annex A
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
RVUE HOLDINGS, INC.,
a Nevada corporation

rVue Holdings, Inc. hereby amends and restates its Articles of Incorporation (these “Articles of Incorporation”) pursuant to Chapter 78 of the Nevada Revised Statutes (“NRS”).

ARTICLE I

NAME

The name of the corporation is rVue Holdings, Inc. (the “Corporation”).

ARTICLE II

BUSINESS PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the NRS, as the same exists or as may hereafter be amended from time to time.

ARTICLE III

CAPITAL STOCK

A.           Classes of Stock.  The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively.  The Corporation has the authority to issue 140,000,000 total shares of Common Stock with par value of $0.001 per share and 10,000,000 total shares of Preferred Stock with par value of $0.001 per share.

B.           Preferred Stock.  The Corporation’s board of directors (the “Board” or “Board of Directors”) shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

1.           Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

2.           The number of shares to constitute the class or series and the designation thereof;

3.           The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

4.           Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

5.           Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

6.           The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

7.           The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

8.           Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

9.           Such other rights and provisions with respect to any class or series as the Board of Directors deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect.  The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock.

ARTICLE IV

BOARD OF DIRECTORS

The number of directors of the Corporation shall be as determined from time to time pursuant to the provisions of the bylaws of the Corporation (the “Bylaws”), except that at no time shall there be less than one director.

ARTICLE V

DURATION

The duration of the Corporation shall be perpetual.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of any powers under the law, the Board shall have exclusive authority to make, alter, amend or repeal the Bylaws.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

A.           Limitation of Personal Liability.  To the maximum extent permitted under applicable law, there shall be no personal liability of a director or an officer to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or an officer.

B.           Indemnification of Directors and Officers.  Subject to the requirements of applicable Nevada law requiring mandatory indemnification, if any, the Corporation shall indemnify, to the maximum extent permitted by Nevada law:

1.           Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

(a)           Notwithstanding the foregoing, no indemnification shall be required if it is proven such person’s act, or failure to act, constituted a breach of such person’s fiduciary duties as a director or officer, and such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making such person liable pursuant to NRS 78.138.

(b)           The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

2.           Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit unless it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a director or officer, and such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to NRS 78.138; provided, however, that he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

C.           Indemnification of Employees and Other Persons.  The Corporation shall have the power to indemnify, to the extent permitted by Chapter 78 of the NRS, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

D.           Time of Indemnification.  The Corporation shall indemnify the directors and officers of the Corporation for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such directors or officers to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

E.           Insurance.  To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, or other enterprise which such person serves at the request of the Corporation, such persons shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.  Without limiting the foregoing, the Corporation will use its reasonable best efforts to maintain director and officer liability insurance in respect of acts or omissions occurring during the period of time that its directors and officers serve or have served as an officer, director, agent or employee of the Corporation, covering such persons on terms at least as favorable as the coverage currently in effect as of the effectiveness of these Articles of Incorporation, provided that in satisfying its obligation under this Paragraph (E), the Corporation shall not be obligated to pay premiums in excess of 200% of the amount per annum the Corporation paid in its last full fiscal year prior to the date hereof, and if the Corporation is unable to obtain the insurance required by this Paragraph (E), it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

F.           Benefit.  The indemnification and advancement of expenses hereby authorized is continuing and shall inure to the benefit of the heirs, executors and administrators of each such director, officer, employee and agent, as applicable.

G.           Repeal.  Any repeal or modification of this Article VII shall be prospective only, and shall not adversely affect any indemnification or limitations on the personal liability of a director or an officer of the Corporation for acts or omissions prior to such repeal or modification.  Further, neither any amendment nor repeal of this Article VII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

COMBINATIONS WITH INTERESTED STOCKHOLDERS

A.           Applicability and Definitions.  Until such time as the Corporation is a “resident domestic corporation” for the purposes of NRS 78.411 to 78.444, inclusive, the following provisions will apply to the Corporation with regard to the acquisition of a controlling interest in the Corporation.  Unless otherwise defined in these Articles of Incorporation, all capitalized terms shall have the meanings which are set forth for such terms in NRS 78.411 to 78.444, inclusive.

B.           Combinations Prohibited Generally.

1.           The Corporation may not engage in any Combination with any Interested Stockholder of the Corporation for three (3) years after the date that the person first became an Interested Stockholder unless the Combination or the transaction by which the person first became an Interested Stockholder is approved by the Board of Directors before the person first became an Interested Stockholder.

2.           If a proposal in good faith regarding a Combination is made in writing to the Board of Directors, the Board shall respond, in writing, within 30 days or such shorter period, if any, as may be required by the Securities Exchange Act, setting forth its reasons for its decision regarding the proposal.

3.           If a proposal in good faith to enter into a transaction by which the person will become an Interested Stockholder is made in writing to the Board of Directors, unless it responds affirmatively in writing within 30 days or such shorter period, if any, as may be required by the Securities Exchange Act, the Board of Directors is considered to have disapproved of the transaction.

C.           Authorized Combinations: Board or Stockholder Approval.  The Corporation may not engage in any Combination with an Interested Stockholder after the expiration of 3 years after the person first became an Interested Stockholder other than a Combination meeting all of the requirements of the articles of incorporation of the resident domestic corporation and either the requirements specified in subsection 1, 2 or 3 of this Article VIII(C) or all of the requirements specified in Paragraphs (D) through (E), inclusive, of this Article VIII:

1.           A Combination approved by the Board of Directors before the date that the person first became an Interested Stockholder.

2.           A Combination with an Interested Stockholder if the transaction by which the person became an Interested Stockholder was approved by the Board of Directors before the person became an interested stockholder.

3.           A Combination approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the Interested Stockholder proposing the Combination, or any affiliate or associate of the Interested Stockholder proposing the Combination, at a meeting called for that purpose no earlier than 3 years after the date that the person first became an Interested Stockholder.

D.           Authorized Combinations: Holders of Common Stock.  A Combination engaged in with an Interested Stockholder more than 3 years after the date that the person first became an Interested Stockholder may be permissible if the aggregate amount of the cash and the market value, as of the Date of Consummation, of consideration other than cash to be received per share by all of the holders of outstanding Common Stock of the Corporation not beneficially owned by the Interested Stockholder immediately before that date is at least equal to the higher of the following:

1.           The highest price per share paid by the Interested Stockholder, at a time when he or she was the Beneficial Owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the Corporation, for any shares of Common Stock of the same class or series acquired by the Interested Stockholder within 3 years immediately before the Date of Announcement with respect to the Combination or within 3 years immediately before, or in, the transaction in which he or she became an Interested Stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of Common Stock since the earliest date, but no more may be subtracted than the amount of the interest.

2.           The market value per share of Common Stock on the Date of Announcement with respect to the Combination or on the date that the person first became an Interested Stockholder, whichever is higher, plus interest compounded annually from that date through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of Common Stock since that date, but no more may be subtracted than the amount of the interest.

E.           Authorized Combinations: Holders of Preferred Stock.  A combination engaged in with an Interested Stockholder more than 3 years after the date that the person first became an interested stockholder may be permissible if the aggregate amount of the cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding shares of any class or series of Preferred Stock not beneficially owned by the Interested Stockholder immediately before that date is at least equal to the highest of the following, whether or not the Interested Stockholder has previously acquired any shares of the class or series of shares:

1.           The highest price per share paid by the Interested Stockholder, at a time when he or she was the Beneficial Owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the Corporation, for any shares of that class or series of shares acquired by the Interested Stockholder within 3 years immediately before the Date of Announcement with respect to the Combination or within 3 years immediately before, or in, the transaction in which he or she became an Interested Stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of the class or series of shares since the earliest date, but no more may be subtracted than the amount of the interest.

2.           The highest preferential amount per share to which the holders of shares of the class or series of shares are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due to which the holders are entitled before payment of the dividends on some other class or series of shares, unless the aggregate amount of the dividends is included in the preferential amount.

3.           The market value per share of the class or series of shares on the Date of Announcement with respect to the Combination or on the date that the person first became an Interested Stockholder, whichever is higher, plus interest compounded annually from that date through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of the class or series of shares since that date, but no more may be subtracted than the amount of the interest.

F.           Form and Distribution of Consideration.  The consideration to be received by holders of a particular class or series of outstanding shares, including Common Stock, in the Combination under Paragraphs (C) through (E), inclusive, of this Article VIII, must be in cash or in the same form as the Interested Stockholder has used to acquire the largest number of shares of the class or series of shares previously acquired by it, and the consideration must be distributed promptly.

G.           Restrictions on Beneficial Ownership.  A Combination may be permissible if after the date that the person first became an Interested Stockholder and before the Date of Consummation with respect to the Combination, the Interested Stockholder has not become the Beneficial Owner of any additional Voting Shares of the Corporation except:

1.           As part of the transaction that resulted in the person becoming an Interested Stockholder;

2.           By virtue of proportionate splitting of shares, dividends distributed in shares, or other distributions of shares in respect of shares not constituting a Combination;

3.           Through a combination meeting all of the conditions of Paragraph (B) of this Article VIII; or

4.           Through a purchase at any price that, if the price had been paid in an otherwise permissible Combination whose Date of Announcement and Date of Consummation were the date of the purchase, would have satisfied the requirements of Paragraphs (C) through (E), inclusive, of this Article VIII.

ARTICLE IX

ACQUISITION OF A CONTROLLING INTEREST

A.           Applicability.  Until such time as the Corporation is an “issuing corporation” for the purposes of NRS 78.378 to 78.3793, inclusive, the following provisions will apply to the Corporation with regard to the acquisition of a Controlling Interest (as defined below) in the Corporation.

B.           Delivery of Offer Statement. Any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a Controlling Interest in the Corporation (an “Acquiring Person”), must deliver a statement to the secretary of the Corporation (the “Offer Statement”) setting forth:

1.            The name of the Acquiring Person and of every person associated with him or her in the acquisition;

2.           The number of shares in any class of voting stock owned, as of the date of the Offer Statement, by the Acquiring Person and each person with whom he or she is associated, or which the Acquiring Person intends to acquire;

3.           The percentage of the voting stock of the Corporation owned, as of the date of the statement, by the Acquiring Person and each person with whom he or she is associated, or which the Acquiring Person intends to acquire; and

4.           If the Acquiring Person has not yet acquired shares of stock in the Corporation, a detailed description of the terms and conditions of the proposed acquisition; and the means by which any required consideration, and any indebtedness incurred to consummate the transaction, are to be paid.

For the purpose of these Articles of Incorporation, “Controlling Interest” means the ownership of outstanding voting shares of the Corporation sufficient, but for the provisions of this Article IX, to enable the Acquiring Person, directly or indirectly and individually or in association with others, to exercise one-fifth or more but less than one-third; one-third or more but less than a majority; or majority or more, of all the voting power of the Corporation in the election of directors.

C.           Voting Rights of Acquiring Person.

1.           An Acquiring Person and those acting in association with an Acquiring Person obtain only such voting rights in the those outstanding voting shares of the Corporation which the Acquiring Person, and those persons acting in association with an Acquiring Person, acquire in an acquisition or offer to acquire in an acquisition or within 90 days immediately preceding the date when the Acquiring Person became an Acquiring Person (“Control Shares”), as are conferred by a resolution of the stockholders of the Corporation, approved at a special or annual meeting of the stockholders.

2.           If an Acquiring Person so requests in an Offer Statement and if the Acquiring Person gives an undertaking to pay the expenses of the meeting, the directors of the Corporation shall, within 10 days after delivery of the statement, call a special meeting of the stockholders to determine the voting rights to be accorded the Control Shares.  If the Offer Statement does not include a request that a special meeting be called, the question of voting rights must be presented to the next special or annual meeting of the stockholders.

3.           A notice of any meeting of stockholders at which the question of voting rights is to be determined must be accompanied by (i) a complete copy of the Offer Statement; and (ii) a statement of the Board of Directors setting forth the position of the Board of Directors with respect to the acquisition or, if it is the case, stating that the Board of Directors makes no recommendation concerning the matter.

4.           A special meeting of stockholders called pursuant to this section must not be held before the expiration of 30 days after the delivery of the Offer Statement, unless the statement contains a request that the meeting be held sooner, and must be held within 50 days after the delivery of the statement, unless the Acquiring Person otherwise agrees in writing that the meeting may be held after that time.

D.           Approval of Voting Rights.  A resolution of the stockholders granting voting rights to the Control Shares acquired by an acquiring person must be approved by the holders of a majority of the voting power of the Corporation; and, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected; provided, however, that in each instance those shares as to which any interested stockholder exercises voting rights must be excluded.

E.           Redemption of Control Shares.  The Corporation may call for redemption of not less than all the Control Shares at the average price paid for the Control Shares, if an Offer Statement is not delivered with respect to the acquisition on or before the 10th day after the acquisition of the Control Shares; or an Offer Statement is delivered, but the Control Shares are not accorded full voting rights by the stockholders (each a “Triggering Event”).  The call for redemption, if any, must be made within 30 days after the occurrence of the Triggering Event and the Control Shares must be redeemed within 60 days after the call.

F.           Rights of Dissenting Stockholders.  If the Control Shares are accorded full voting rights and the Acquiring Person has acquired Control Shares with a majority or more of all the voting power, any stockholder other than the Acquiring Person, whose shares are not voted in favor of authorizing voting rights for the Control Shares may dissent in accordance with the provisions of NRS Chapter 92A and obtain payment of the fair value of his or her shares.

ARTICLE X

PREEMPTIVE RIGHTS

No stockholder of the Corporation shall have a preemptive right to acquire the Corporation’s unissued shares unless and to the extent a written agreement between such stockholder and the Corporation provides for such preemptive right.

ARTICLE XI

AMENDMENTS

Except as expressly provided by Article VII above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter permitted by Nevada law, and all rights conferred upon stockholders granted by these Articles are subject to this reservation.

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Annex B

rVue Holdings, Inc.
First Amendment to the 2010 Equity Incentive Plan

rVue Holdings, Inc. amends its 2010 Equity Incentive Plan (the “Plan”) as follows:

The first sentence of Section 4 of the Plan shall be deleted and replaced by the following:

4.	Stock Reserved for the Plan.

“Subject to adjustment as provided in Section 8 hereof, a total of 8,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan.”

PROXY

RVUE HOLDINGS, INC.

This proxy is solicited on behalf of the Board of Directors.

The undersigned, a stockholder of rVue Holdings Inc., hereby appoints Jason Kates and David Loppert, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Stockholders of rVue Holdings Inc., to be held on 10:00 a.m. Eastern Standard Time on August 30, 2011 at the Fort Lauderdale Business Suites, 101 NE 3rd Avenue, Suite 1500, Fort Lauderdale, FL 33301, and at any adjournments or postponements thereof as follows.

The Board of Directors Unanimously Recommends a Vote FOR all of the proposals.

1.	To elect directors to our Board of Directors to hold office for one-year terms or until their successors are duly elected and qualified

				☐	Vote FOR	☐	Vote WITHHELD
Jason Kates	Robert Chimbel	Michael Mullarkey	Patrick O’Donnell		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the name(s) of the nominee(s) in the box provided to the right.)

2.	To amend the Company’s Amended and Restated Articles of Incorporation to grant the Board of Directors exclusive authority to adopt, amend or repeal the Company’s Bylaws	☐	For	☐	Against	☐	Abstain

3.	To amend the Company’s Amended and Restated Articles of Incorporation to expand the indemnification and limit the personal liability of members of our Board of Directors	☐	For	☐	Against	☐	Abstain

4.	To amend the Company’s Amended and Restated Articles of Incorporation to restrict the voting rights of persons attempting to acquire control of the Company	☐	For	☐	Against	☐	Abstain

5.	To amend the Company’s Amended and Restated Articles of Incorporation to limit certain transactions with significant stockholders	☐	For	☐	Against	☐	Abstain

6.	To approve an amendment to our 2010 Equity Incentive Plan increasing the shares available for grant	☐	For	☐	Against	☐	Abstain

7.	To ratify the appointment of RubinBrown LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011	☐	For	☐	Against	☐	Abstain

In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof, UNLESS THE STOCKHOLDER LINES OR CROSSES OUT THIS AUTHORITY.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES TO VOTE SUCH SHARES HERETOFORE GIVEN.

Date ________________________

Signature of stockholder shall correspond exactly with the name appearing hereon. If a joint account, each owner must sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, give your full title as such.